Apollo Group, Inc. News Release

APOLLO GROUP, INC. REPORTS FISCAL 2007 THIRD QUARTER FINANCIAL RESULTS
▪	Revenue increases 12.2% year-over-year

▪	Degreed enrollments increase 12.2% year-over-year

▪	Operating margin of 27.7%

▪	Board of directors approves up to $500 million in share repurchase
     Phoenix, Arizona, June 28, 2007 — Apollo Group, Inc. (Nasdaq: APOL) (“Apollo Group” or the “Company”) today reported fiscal 2007 financial results for the third quarter ended May 31, 2007. The Company also announced that its Board of Directors (“Board”) authorized the repurchase of up to $500 million of Apollo Group Class A common stock. Under the program the Company may repurchase shares from time to time on the open market or in privately negotiated transactions. Apollo Group management will determine the timing and number of shares repurchased.
     Third Quarter Fiscal 2007 Results of Operations

      Net income was $131.4 million, or $0.75 per diluted share (174.6 million weighted average shares outstanding), compared to $131.5 million, or $0.75 per diluted share (174.5 million weighted average shares outstanding) for three months ended May 31, 2007 and 2006, respectively. Before giving effect to share based compensation expense and special items of $16.5 million in the third quarter of 2007 and $6.8 million in the third quarter of 2006, earnings per fully diluted share were $0.81 in the third quarter of 2007, as compared to $0.78 in the third quarter 2006. (See the reconciliation of Generally Accepted Accounting Principles (“GAAP”) financial information to non-GAAP financial information in the tables section of this press release.)
     Consolidated revenues for the three months ended May 31, 2007, totaled $733.4 million, which represents a 12.2% increase over the third quarter of fiscal 2006. Total degreed enrollments grew by 12.2% year-over-year to 311,100.
     Commenting on the quarter, Brian Mueller, president of Apollo Group, Inc., said, “Our fiscal third quarter is showing promising signs that the investments we made over the last 18 months are paying off. We are very pleased with the improvement we are seeing in enrollment and revenue growth, as well as in our operating margin. The continued progress is driven by further productivity improvements from new enrollment hires, enhanced retention strategies, efficiencies in our advertising spend and our branding campaign. New Degreed Enrollments increased 21.2% year-over-year. We are proud to have achieved double-digit revenue growth due to our strong enrollments and continued improvement in retention. As a reminder, over the long-term, we remain committed to our goal of mid-to-high single-digit revenue growth and low double-digit annual operating income and free cash flow growth.”
     Mueller continued, “Our liquidity and cash flow for the quarter were strong. As a result of this and other value considerations, we have increased the size of our existing share repurchase program to up to $500 million.”
     Instructional costs and services increased 13.1% or $37.3 million to $321.0 million, in the three months ended May 31, 2007, as compared to the three months ended May 31, 2006, primarily resulting from increases in employee-related expenses due to the higher enrollment numbers as well as an increase in bad debt expense which, as discussed last quarter, is primarily the result of a shift in the Company’s student mix. As a percentage of revenue instructional costs and services were 43.8% versus 43.4% a year ago.
     Selling and promotional expenses increased by $24.7 million to $162.9 million, a 17.9% increase, in the three months ended May 31, 2007, from the three months ended May 31, 2006, primarily resulting from increases in the number of enrollment counselors and an increase in advertising expenditures for both the Company’s internet-based advertising campaign as well as the launch of a national televised branding campaign. As a percentage of revenue, selling and promotional expenses were 22.2% versus 21.1% a year ago.
     General and administrative (“G&A”) expenses increased by $15.7 million to $46.1 million, a 51.6% increase, in the three months ended May 31, 2007, from the three months ended May 31, 2006. As a percentage of revenues, G&A was 6.3% as compared to 4.7% in the prior year quarter. Before giving effect to special items primarily related to stock option investigation and restatement costs of $7.6 million, G&A expenses were $38.5 million in the three months ended May 31, 2007, or 5.2% of revenues.
     Financial and Operating Metrics

      Apollo Group reported the following financial data and operating metrics for the three months ended May 31, 2007 and 2006.

Selected Financial Data and Operating Metrics

	Q3 2007	Q3 2006
Revenues (in thousands)
Degree Seeking Gross Revenues (1)	$717,142	$634,288
Less: Discounts	(24,693)	(22,201)

Degree Seeking Net Revenues (1)	692,449	612,087
Single Course/ Continuing Ed Revenues (1)	6,680	6,826
Other (2)	34,263	34,484

	$733,392	$653,397

Revenue by Degree Type (in thousands)(1)
Associates	$164,807	$99,050
Bachelors	367,331	357,111
Masters	171,715	167,675
Doctoral	13,289	10,452
Less: Discounts	(24,693)	(22,201)

	$692,449	$612,087

Degreed Enrollment (1) (3)
Associates	98,600	63,600
Bachelors	141,400	145,200
Masters	66,200	64,500
Doctoral	4,900	3,900

	311,100	277,200

Degree Seeking Gross Revenues per Degreed Enrollment
Associates	$1,671	$1,557
Bachelors	2,598	2,459
Masters	2,594	2,600
Doctoral	2,712	2,680
All degrees (after discounts)	2,226	2,208

New Degreed Enrollments (1) (4)
Associates	31,300	21,500
Bachelors	20,000	20,500
Masters	10,500	9,000
Doctoral	600	500

	62,400	51,500

(1)	Represents information for UPX and Axia College only.

(2)	Represents revenues from IPD, CFP, WIU (excluding Axia college which is included in (1) ), Insight Schools and other.

(3)	Represents individual students enrolled in our degree seeking programs that attended a course during the quarter and did not graduate as of the end of the quarter (includes Axia students enrolled in WIU or UPX) (rounded to hundreds).

(4)	Represents individual students enrolled in our degree seeking programs that attended a course during the quarter but did not attend a course in the last 12 months (includes Axia students enrolled in WIU or UPX) (rounded to hundreds).
     Nine months of Fiscal 2007 Results of Operations

     Net income attributed to Apollo Group common stock was $305.7 million, or $1.75 per diluted share, (174.6 million weighted average shares outstanding), compared to $339.1 million, or $1.92 per diluted share, (176.8 million weighted average shares outstanding) for the nine months ended May 31, 2007 and 2006, respectively.
     Total consolidated revenues for Apollo Group for the nine months ended May 31, 2007 were $2.0 billion, an 8.5% increase over the nine months of fiscal 2006. Average quarterly degree enrollments grew by 10.3%.
     Balance Sheet

     As of May 31, 2007, the Company’s cash and marketable securities, excluding restricted cash, was $690.1 million as compared to $408.7 million as of August 31, 2006. Days sales outstanding (“DSOs”) decreased from 37 days last quarter to 36 days as of May 31, 2007, yet increased from 32 days at August 31, 2006. Deferred tuition revenue increased 10.1% to $150.0 million between May 31, 2007, and August 31, 2006.
     Stock Option Grants

     On June 27, 2007, the Company’s Compensation Committee of the Board of Directors approved a grant of options to purchase approximately 4.1 million shares of the Company’s Class A common stock and approximately 0.3 million restricted stock units to be granted three business days after the release of the Company’s third quarter 2007 financial results. This excludes any option grants made during the third quarter of 2007.
     Conference Call Information

     The Company will hold a conference call to discuss these earnings results at 5:00 PM Eastern, 2:00 PM Pacific, today, Thursday, June 28, 2007. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 4135730. A live webcast of this event may be accessed by visiting the Company’s website at: www.apollogrp.edu. A replay of the call will be available on the website or at (706) 645-9291 (conf. ID # 4135730) until July 6, 2007.
     2007 Annual Shareholder Meeting

     Apollo Group, Inc. will hold its 2007 Annual Meeting of the holders of Class A Common Stock on August 16, 2007. The meeting will take place from 9:00 AM to 10:00 AM, Arizona time, in the Shaffer Conference Center on the Second Floor of the Company’s principal executive offices located at 4605 East Elwood Street, Phoenix, Arizona. Class A shareholders of record as of the close of business on June 22, 2007 are entitled to receive notice of the Annual Meeting.
     Forward-Looking Safe Harbor

     Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, and overall future prospects, as well as statements regarding the future effect of Apollo Group’s restatement of historical financial statements, the anticipated amount of additional expenses and related matters, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.
     About Apollo Group, Inc.

     Apollo Group, Inc. has been an education provider for more than 30 years, operating the University of Phoenix, the Institute for Professional Development, the College for Financial Planning, Western International University and Insight Schools. The Company offers innovative and distinctive educational programs and services from high school through college level at 260 locations in 40 states, Puerto Rico, Alberta, British Columbia, the Netherlands, and Mexico, as well as online, throughout the world.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
-Tables to Follow-
Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	For the Three Months		For the Nine Months
	Ended May 31,		Ended May 31,
($ in thousands, except per share amounts)	2007	2006	2007	2006
Revenues:
Tuition and other, net	$733,392	$653,397	$2,009,871	$1,852,620

Costs and expenses:
Instructional costs and services	321,050	283,710	910,244	809,349
Selling and promotional	162,901	138,195	485,276	390,413
General and administrative	46,069	30,416	139,198	118,816

Total costs and expenses	530,020	452,321	1,534,718	1,318,578

Income from operations	203,372	201,076	475,153	534,042
Interest income and other, net	8,530	4,437	21,940	12,421

Income before income taxes	211,902	205,513	497,093	546,463
Provision for income taxes	80,464	74,059	191,443	207,341

Net income	$131,438	$131,454	$305,650	$339,122

Earnings per share attributed to Apollo Group common stock:

Basic income per share	$0.76	$0.76	$1.77	$1.94

Diluted income per share	$0.75	$0.75	$1.75	$1.92

Basic weighted average shares outstanding	173,188	172,817	173,165	174,808

Diluted weighted average shares outstanding	174,620	174,453	174,588	176,770

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	May 31,	August 31,
($ in thousands)	2007	2006
Assets:
Current assets
Cash and cash equivalents	$627,974	$309,058
Restricted cash	284,993	238,267
Marketable securities, current portion	21,443	45,978
Accounts receivable, net	179,551	160,583
Deferred tax assets, net, current portion	50,962	32,622
Other current assets	20,532	16,424

Total current assets	1,185,455	802,932
Property and equipment, net	347,722	328,440
Marketable securities, less current portion	40,645	53,692
Goodwill	31,029	16,891
Deferred tax assets, net, less current portion	69,399	53,131
Other assets	26,074	27,919

Total assets	$1,700,324	$1,283,005

Liabilities and Shareholders’ Equity:
Current liabilities
Accounts payable	$38,088	$61,289
Accrued liabilities	98,411	73,513
Current portion of long-term liabilities	21,818	23,101
Income taxes payable	76,798	47,812
Student deposits	297,342	254,130
Current portion of deferred revenue	149,665	135,911

Total current liabilities	682,122	595,756
Deferred revenue, less current portion	357	384
Long-term liabilities, less current portion	73,413	82,492

Total liabilities	755,892	678,632

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value	—	—
Apollo Group Class A nonvoting common stock, no par value	103	103
Apollo Group Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Group Class A treasury stock, at cost	(1,040,809)	(1,054,046)
Retained earnings	1,986,735	1,659,349
Accumulated other comprehensive loss	(1,598)	(1,034)

Total shareholders’ equity	944,432	604,373

Total liabilities and shareholders’ equity	$1,700,324	$1,283,005

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended May 31,
($ in thousands)	2007	2006
Cash flows provided by (used in) operating activities:
Net income	$305,650	$339,122
Adjustments to reconcile net income to net cash provided by operating activities:
Share based compensation	40,766	18,052
Excess tax benefits from share based compensation	(2,290)	(16,763)
Depreciation and amortization	54,000	48,810
Amortization of marketable securities discounts and premium, net	152	841
Provision for uncollectible accounts receivable	83,303	72,238
Deferred income taxes	(34,843)	(9,478)
Changes in assets and liabilities:
Accounts receivable, net	(102,271)	(49,118)
Other assets	(5,276)	2,431
Accounts payable and accrued liabilities	(15,640)	6,553
Income taxes payable	29,045	16,115
Student deposits	43,212	12,725
Deferred revenue	13,727	(8,483)
Other liabilities	(3,073)	4,928

Net cash provided by operating activities	406,462	437,973

Cash flows provided by (used in) investing activities:
Additions to property and equipment	(38,338)	(43,611)
Purchase of land and buildings related to new headquarters building	(32,072)	(35,266)
Purchase of Insight Schools, net of cash	(15,079)	—
Purchase of marketable securities including auction rate securities	(969,460)	(921,952)
Maturities of marketable securities including auction rate securities	1,008,861	1,088,052
(Increase)/decrease in restricted cash	(48,697)	10,620
Purchase of other assets	—	(1,686)

Net cash provided by (used in) investing activities	(94,785)	96,157

Cash flows provided by (used in) financing activities:
Repurchase of Apollo Group Class A common stock	—	(514,931)
Issuance of Apollo Group Class A common stock	5,278	25,691
Cash paid for cancellation of vested options	—	(6,331)
Excess tax benefits from share based compensation	2,290	16,763

Net cash provided by (used in) financing activities	7,568	(478,808)

Currency translation loss	(329)	(525)

Net increase in cash and cash equivalents	318,916	54,797
Cash and cash equivalents, beginning of period	309,058	137,184

Cash and cash equivalents, end of period	$627,974	$191,981

Supplemental disclosure of non-cash investing activities
Credits received for tenant improvements	$3,406	$11,639
Purchases of property and equipment included in accounts payable	$5,772	$5,340

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
For the Three Months Ended May 31, 2007

			% of Revenues
Instructional costs and services	For the Three Months		For the Three Months
	Ended May 31,		Ended May 31,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Employee compensation and related expenses	$106.1	$97.4	14.5%	14.9%	8.9%
Faculty compensation	62.7	54.8	8.5%	8.4%	14.4%
Classroom lease expenses and depreciation	50.9	48.9	6.9%	7.5%	4.1%
Other instructional costs and services	45.2	39.8	6.2%	6.1%	13.6%
Bad debt expense	34.3	24.5	4.7%	3.7%	40.0%
Financial aid processing costs	16.7	13.5	2.3%	2.1%	23.7%
Share based compensation	5.1	4.8	0.7%	0.7%	6.3%

Instructional costs and services	$321.0	$283.7	43.8%	43.4%	13.1%

			% of Revenues
Selling and promotional expenses	For the Three Months		For the Three Months
	Ended May 31,		Ended May 31,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Enrollment advisors’ compensation and related expenses	$80.2	$63.7	10.9%	9.8%	25.9%
Advertising	66.7	56.9	9.1%	8.7%	17.2%
Other selling and promotional expenses	15.1	16.9	2.1%	2.5%	-10.7%
Share based compensation	0.9	0.7	0.1%	0.1%	28.6%

Selling and promotional expenses	$162.9	$138.2	22.2%	21.1%	17.9%

				% of Revenues
General and administrative expenses	For the Three Months			For the Three Months
	Ended May 31,			Ended May 31,		% Change
($ in millions)	2007		2006	2007	2006	2007 vs. 2006
Employee compensation and related expenses	$18.6		$12.3	2.6%	2.0%	51.2%
Share based compensation	2.9		1.4	0.4%	0.2%	107.1%
Legal, audit, and corporate insurance	3.1		4.4	0.4%	0.7%	-29.5%
Administrative space and depreciation	5.2		5.5	0.7%	0.8%	-5.5%
Other general and administrative expenses	16.3	(1)	6.8	2.2%	1.0%	139.7%

General and administrative expenses	$46.1		$30.4	6.3%	4.7%	51.6%

(1)	Includes $7.7 million in costs related to the stock option investigation and restatement offset by $0.1 million non-cash fair value adjustment for stock options modified for former employees.

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
For the Nine Months Ended May 31, 2007

			% of Revenues
Instructional costs and services	For the Nine Months		For the Nine Months
	Ended May 31,		Ended May 31,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Employee compensation and related expenses	$315.2	$275.9	15.8%	14.9%	14.2%
Faculty compensation	173.8	157.3	8.6%	8.5%	10.5%
Classroom lease expenses and depreciation	152.8	142.7	7.6%	7.7%	7.1%
Other instructional costs and services	126.3	113.5	6.3%	6.1%	11.3%
Bad debt expense	83.3	72.2	4.1%	3.9%	15.4%
Financial aid processing costs	45.9	39.0	2.3%	2.1%	17.7%
Share based compensation	12.9	8.7	0.6%	0.5%	48.3%

Instructional costs and services	$910.2	$809.3	45.3%	43.7%	12.5%

			% of Revenues
Selling and promotional expenses	For the Nine Months		For the Nine Months
	Ended May 31,		Ended May 31,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Enrollment advisors’ compensation and related expenses	$235.1	$183.1	11.7%	9.9%	28.4%
Advertising	204.2	162.8	10.2%	8.8%	25.4%
Other selling and promotional expenses	43.0	43.2	2.1%	2.3%	-0.5%
Share based compensation	3.0	1.3	0.1%	0.1%	130.8%

Selling and promotional expenses	$485.3	$390.4	24.1%	21.1%	24.3%

					% of Revenues
General and administrative expenses	For the Nine Months				For the Nine Months
	Ended May 31,				Ended May 31,		% Change
($ in millions)	2007		2006		2007	2006	2007 vs. 2006
Employee compensation and related expenses	$50.4		$64.6	(4)	2.4%	3.5%	-22.0%
Share based compensation	24.9	(1)	8.1		1.2%	0.4%	207.4%
Legal, audit, and corporate insurance	9.1		10.0		0.5%	0.6%	-9.0%
Administrative space and depreciation	15.6		16.0		0.8%	0.9%	-2.5%
Other general and administrative expenses	39.2	(2)(3)	20.1		2.0%	1.1%	95.0%

General and administrative expenses	$139.2		$118.8		6.9%	6.4%	17.2%

(1)	Includes $12.1 million in stock option modifications for former employees.

(2)	Includes $13.0 million in costs related to the stock option investigation and financial statement restatement.

(3)	Includes $2.7 million non-cash fair value adjustment for stock options modified for former employees.

(4)	Includes $26.0 million in severance paid to former CEO.

Reconciliation of GAAP financial information to non-GAAP financial information

	For the Three Months			For the Nine Months
	Ended May 31,			Ended May 31,
(in millions, except per share amounts)	2007		2006	2007		2006
Net income as reported	$131.4		$131.5	$305.7		$339.1

Reconciling items:
Share based compensation	8.9		6.8	40.8		18.1
Special items	7.6	(1)	—	15.7	(2)	26.0	(3)

	16.5		6.8	56.5		44.1
Less tax effects	(6.5)		(2.7)	(22.4)		(17.5)

	10.0		4.1	34.1		26.6

Net income adjusted to exclude share based compensation expense and special items	$141.4		$135.6	$339.8		$365.7

Diluted weighted average shares outstanding	174.6		174.5	174.6		176.8

Diluted income per share adjusted to exclude share based compensation expense and special items	$0.81		$0.78	$1.95		$2.07

(1)	The $7.6 million charge for the three months ended May 31, 2007 represents fees related to the stock option investigation and restatement ($7.7 million), partially offset by a non-cash fair value adjustment for stock options modified for former employees ($0.1 million).

(2)	The $15.7 million charge for the nine months ended May 31, 2007 represents fees related to the stock option investigation and restatement ($13.0 million) as well as a non-cash fair value adjustment for stock options modified for former employees ($2.7million).

(3)	The $26 million charge for the nine months ended May 31, 2007 represents severance charged in connection with the resignation of the Company’s former CEO.
Investor Relations Contact: Allyson Pooley ~ ICR ~ 310-954-1100 ~ apooley@icrinc.com
Company Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (480) 557-1719 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla@apollogrp.edu